Exhibit 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Natural Blue Resources, Inc., a Delaware corporation (the "Company"), on Form 10-Q/A for the quarterly period ended September 30, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Walter Cruickshank, Principal Financial Officer of the Company for the reporting period ending September 30, 2009, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 16, 2010	By:	/s/ Walter Cruickshank
Walter Cruickshank
Principal Accounting Officer